UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WALKER & DUNLOP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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+ The Sample Company Online Go to www.envisionreports.com/WD or scan the QR code — login details are located in the shaded bar below. Votes submitted by the Internet or telephone must be received by 11:59 p.m., Eastern time, on May 13, 2020. Important Notice Regarding the Availability of Proxy Materials for Walker & Dunlop, Inc. Annual Meeting to be Held on May 14, 2020 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and 2019 Annual Report to Stockholders are available at: www.envisionreports.com/WD Easy Online Access — View your proxy materials and vote. Step 1: Step 2: Step 3: Step 4: Step 5: Go to www.envisionreports.com/WD. Click on Cast Your Vote or Request Materials. Follow the instructions on the screen to log in. Make your selections as instructed on each screen for your delivery preferences. Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 30, 2020 to facilitate timely delivery. + 2 N O T 037YJC Notice of Annual Meeting of Stockholders

Walker & Dunlop, Inc.’s annual meeting of stockholders will be held on May 14, 2020 at Hilton Garden Inn, 7301 Waverly Street, Bethesda, Maryland 20814, at 10:00 a.m. Eastern Daylight Time. Due to the emerging public health impact of coronavirus disease 2019 (COVID-19), we are planning for the possibility that the company’s Annual Meeting of Stockholders may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the company and available at www.walkerdunlop.com. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommend a vote FOR the election of the eight nominees as director and FOR Proposals 2, 3 and 4: 1. Election of Directors: 01 - Alan J. Bowers 02 - Ellen D. Levy 03 - Michael D. Malone 04 - John Rice 05 - Dana L. Schmaltz 06 - Howard W. Smith, III 07 - William M. Walker 08 - Michael J. Warren 2. 3. 4. Ratification of the appointment of the independent registered public accounting firm. Advisory resolution to approve executive compensation. Approval of the adoption of the 2020 Equity Incentive Plan, which constitutes an amendment and restatement of the Walker & Dunlop, Inc. 2015 Equity Incentive Plan, as amended. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or by telephone or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. For directions to the meeting and instructions on voting in person, contact our Investor Relations department at 301-202-3207. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — — — Internet – Go to www.envisionreports.com/WD. Click Cast Your Vote or Request Materials. Phone – Call us free of charge at 1-866-641-4276. Email – Send an email to investorvote@computershare.com with “Proxy Materials Walker & Dunlop, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 30, 2020. Notice of Annual Meeting of Stockholders